Exhibit 1

JOINT FILING AGREEMENT

The undersigned hereby agree that this statement on Schedule 13D dated February 2, 2012 with respect to the common stock of Intermountain Community Bancorp of Idaho is, and any amendments hereto signed by each of the undersigned shall be, filed on behalf of each of us pursuant to and in accordance with the provisions of Rule 13d-1(k) under the Securities Exchange Act of 1934, as amended.

Dated: February 2, 2012

CASTLE CREEK CAPITAL PARTNERS IV, LP

By: CASTLE CREEK CAPITAL IV LLC,
its general partner

By:	/s/ William J. Ruh
Name: William J. Ruh
Title: Managing Principal

CASTLE CREEK CAPITAL IV LLC

By:	/s/ William J. Ruh
Name: William J. Ruh
Title: Managing Principal

JOHN M. EGGEMEYER III

By:	/s/ John M. Eggemeyer
Name: John M. Eggemeyer III

WILLIAM J. RUH

By:	/s/ William J. Ruh
Name: William J. Ruh